Exhibit (h) (24)

PARTICIPATION AGREEMENT

THIS AGREEMENT, dated as of May 14, 2015 among MML Series Investment Fund II a: x business trust,                      statutory trust,                      corporation, organized under the laws of the [Commonwealth or State, as applicable] of Massachusetts, (“Investing Party”), on behalf of itself or its separate series listed on Schedule A, severally and not jointly (each, an “Investing Fund”, as defined below), iShares Trust and iShares U.S. ETF Trust, business trusts organized under the laws of the State of Delaware, and iShares, Inc., iShares U.S. ETF Company, Inc. and iShares Sovereign Screened Global Bond Fund, Inc., corporations organized under the laws of the State of Maryland, each on behalf of its respective iShares series, severally and not jointly (each an “iShares Fund” and collectively the “iShares Funds”).1

WHEREAS, each Investing Fund is registered with the U.S. Securities and Exchange Commission (“SEC”) under the Investment Company Act of 1940 (the “1940 Act”) as a management investment company and each iShares Funds is registered with the SEC as an open-end management investment company under the 1940 Act;

WHEREAS, section 12(d)(1)(A) and (B) of the 1940 Act limits the ability of an investment company to invest in shares of a registered investment company, and therefore limits the ability of an investment company to invest in shares of an iShares Fund;

WHEREAS, in April 2003 the SEC granted an order (the “Original iShares Order”), that was amended as of March 10, 2010 (the “iShares Order”) that permits management investment companies and unit investment trusts registered under the 1940 Act (collectively, “Investing Funds”) to invest in the iShares Funds in excess of the limits of Section 12(d)(1) of the 1940 Act in accordance with the conditions of the iShares Order and the representations in the application filed to obtain the iShares Order (the “iShares Application”); and

WHEREAS, the Investing Fund may, from time to time, invest in shares of one or more iShares Funds in excess of the limitations of section 12(d)(1)(A) and (B) in reliance on the iShares Order.2

[1]	The iShares Funds are registered with the Securities and Exchange Commission under the Investment Company Act of 1940 and the Securities Act of 1933 as open-end investment management companies and operate as exchange-traded funds (“ETFs”). BlackRock Fund Advisors (“BFA”) serves as the investment adviser to each iShares Fund.

[2]	While most iShares Funds registered as investment companies under the 1940 Act can be acquired pursuant to the iShares Order, certain iShares Funds may operate pursuant to Section 12(d)(1)(G) and should not be acquired by an Investing Fund in reliance on the iShares Order (the “Ineligible iShares Funds”). Please review an iShares Fund’s prospectus to determine if such fund is an Ineligible iShares Fund. Ineligible iShares Funds may change from time to time, and a periodically updated list of such iShares Funds is maintained at iShares.com at the following address:

http://www.ishares.com/us/literature/shareholder-letters/12-d-1-exemptive-order.pdf

1.	Representations and Obligations of the iShares Funds.

(a)	The iShares Funds have provided to the Investing Fund a copy of the iShares Order, dated March 10, 2010 and the related SEC Notice of Application, dated February 16, 2010 (both attached hereto as Schedule B). The iShares Funds will upon request provide each Investing Fund with (i) a copy of the Original iShares Order and (ii) a copy of the iShares Application(s).[3] The iShares Funds agree to notify the Investing Funds of amendments to the Original iShares Order or the iShares Order as soon as reasonably practicable after a change occurs.

(b)	In connection with any investment by an Investing Fund in an iShares Fund, such iShares Fund agrees (i) to comply with the terms and conditions of the iShares Order and this Agreement and (ii) to promptly notify the Investing Fund if such iShares Fund fails to comply with the terms and conditions of the iShares Order or this Agreement.

(c)	Pursuant to Condition 9 of the iShares Order, each iShares Fund represents that the board of directors/trustees of such iShares Fund and BFA understand the terms and conditions of the iShares Order and that each agrees to fulfill its responsibilities under the iShares Order.

(d)	The iShares Funds are distributed by BlackRock Investments, LLC. (together with its affiliates, “BlackRock”). iShares® is a registered trademark of BlackRock.

2.	Representations and Obligations of the Investing Funds.

(a)	Pursuant to Condition 9 of the iShares Order, each Investing Fund represents that the board of directors/trustees of such Investing Fund and such Investing Fund’s advisor understand the terms and conditions of the iShares Order and that each agrees to fulfill its responsibilities under the iShares Order.

(b)	Pursuant to Condition 9 of the iShares Order, each Investing Fund will promptly notify the iShares Funds in writing at the time of any investment by such Investing Fund in an iShares Fund in excess of the 3% limit in Section 12(d)(1)(A)(i). Upon such investment, such Investing Fund shall also provide to the iShares Funds in writing a list of the names of each Investing Fund Affiliate and Underwriting Affiliate (as such terms are defined in the iShares Order) and shall notify the iShares Funds of any changes to such list as soon as reasonably practicable after a change occurs.

(c)	Each Investing Fund will promptly notify the iShares Funds in writing of any purchase or acquisition of shares of an iShares Fund that causes such Investing Fund to hold (i) 5% or more of such iShares Fund’s total outstanding voting securities or (ii) 10% or more of such iShares Fund’s total outstanding voting securities.

(d)	Any Investing Fund that exceeds either the 5% or the 10% limitation in Sections 12(d)(1)(A)(ii) or (iii) will, as required by the iShares Application, disclose in its prospectus in “plain English”:

(1)	That it may invest in exchange-traded funds; and

[3]	In the Matter of iShares Trust, et al. SEC File No. 812-12932 (February 26, 2003) (the “Original iShares Order Application”); In the Matter of iShares Trust, et al. SEC File No. 812-13570 (February 24, 2010) (the “iShares Order Application”).

(2)	The unique characteristics of the Investing Fund investing in exchange-traded funds, including but not limited to, the basic expense structure and additional expenses, if any, of investing in exchange-traded funds.

(e)	Each Investing Fund: (i) acknowledges that it has received a copy of the iShares Order and the related SEC Notice of Application for the iShares Order; (ii) agrees to adhere to the applicable terms and conditions of the iShares Order and this Agreement and to participate in the proposed transactions in a manner compliant with the iShares Order; (iii) represents that investments in the iShares Funds will be accomplished in compliance with its investment restrictions and will be consistent with the investment policies set forth in its registration statement; (iv) acknowledges that it may rely on the iShares Order only to invest in iShares Funds and not in any other investment company; and (v) agrees to promptly notify the iShares Funds if it fails to comply with the iShares Order or this Agreement.

3.	Indemnification.

Each Investing Fund agrees to hold harmless and indemnify the iShares Funds, including any of their principals, directors or trustees, officers, employees and agents, against and from any and all losses, expenses or liabilities incurred by or claims or actions (“Claims”) asserted against the iShares Funds, including any of their principals, directors or trustees, officers, employees and agents, to the extent such Claims result from (i) a violation or alleged violation by such Investing Fund of any provision of this Agreement or (ii) a violation or alleged violation by such Investing Fund of the terms and conditions of the iShares Order, such indemnification to include any reasonable counsel fees and expenses incurred in connection with investigating and/or defending such Claims; provided that no Investing Fund shall be liable for indemnifying any iShares Fund for any Claims resulting from violations that occur as a result of incomplete or inaccurate information provided by the iShares Fund to such Investing Fund pursuant to terms and conditions of the iShares Order or this Agreement.

The iShares Funds agree to hold harmless and indemnify an Investing Fund, including any of its directors or trustees, officers, employees and agents, against and from any and all losses, expenses or liabilities incurred by or Claims asserted against the Investing Fund, including any of its directors or trustees, officers, employees and agents, to the extent such Claims result from (i) a violation or alleged violation by the iShares Fund of any provision of this Agreement or (ii) a violation or alleged violation by the iShares Fund of the terms and conditions of the iShares Order, such indemnification to include any reasonable counsel fees and expenses incurred in connection with investigating and/or defending such Claims; provided that no iShares Fund shall be liable for indemnifying any Investing Fund for any Claims resulting from violations that occur as a result of incomplete or inaccurate information provided by the Investing Fund to such iShares Fund pursuant to terms and conditions of the iShares Order or this Agreement.

4.	Materials.

To the extent an Investing Fund refers to one or more iShares Funds in any prospectus, statement of additional information or otherwise (but not in the financial statements of the Investing Fund when the iShares fund is listed as a holding), each Investing Fund agrees to:

(a)	Refer to such iShares Fund by its legal name, for example, the “iShares® [Index Provider (when required)] [Exposure] ETF” (e.g., iShares U.S. Financial Services ETF or iShares Core S&P 500 ETF or iShares MSCI ACWI ETF) upon first reference to such iShares Fund, and by its legal name or its ticker symbol for subsequent references; and

(b)	Include the following notice within reasonable proximity to the first reference to such iShares Fund: iShares® is a registered trademark of BlackRock (BlackRock, Inc. and its subsidiaries). Neither BlackRock nor the iShares® Funds make any representations regarding the advisability of investing in [Name of Investing Fund].

5.	Notices.

All notices, including all information that either party is required to provide under the terms of this Agreement and the terms and conditions of the iShares Order, shall be in writing and shall be delivered by registered or overnight mail, facsimile, or electronic mail to the address for each party specified below.

If to the Investing Fund:

Name: Andrew Goldberg

c/o Company: MassMutual Life Insurance Company

Address: 100 Bright Meadow Boulevard

City, State, ZIP: Enfield, CT 06082

Fax: 860-562-6072

Email: agoldberg@massmutual.com

Name: Gayle M. Watterworth

Email: gwatterworth@massmutual.com

Name:

Email:

If to the iShares Funds:

Blackrock

Attn: Iratxe Amorrortu

U.S. iShares

400 Howard Street

San Francisco, CA 94105

Email: iShares12d1participation@blackrock.com

With a copy to:

BlackRock

Attn: Legal and Compliance – iShares

400 Howard Street

San Francisco, CA 94105

Notices in Response to the requirements in Condition 9 of the iShares Order:

(See Sections 2(b) and 2(c) above):

BlackRock

Attn: Portfolio Compliance Group

400 Howard Street

San Francisco, CA 94105

Email: iShares12d1notification@blackrock.com

6.	Termination; Governing Law.

(a)	This Agreement will continue until terminated in writing by either party upon 60 days’ notice to the other party or in the event of a material breach of this Agreement, upon written notice to the breaching party, which may be given in the sole discretion of the non-breaching party. This Agreement may not be assigned by either party without the prior written consent of the other.

(b)	This Agreement will be governed by Delaware law without regard to choice of law principles.

(c)	In any action involving the parties under this Agreement, the parties agree to look solely to the individual iShares Fund(s) or Investing Fund(s) that is/are involved in the matter in controversy and not to any other series of iShares Funds or Investing Funds.

(d)	A copy of the Agreement and Declaration of Trust, as amended or restated from time to time, of the Investing Party, of which the Investing Funds are series, is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed on behalf of the Investing Party by an officer of the Investing Party in his or her capacity as an officer of the Investing Party and not individually, and the obligations of or arising out of this Agreement are not binding upon any of the trustees, officers or shareholders of the Investing Party individually, but are binding only upon the assets and property of the Investing Party. Furthermore, notice is hereby given that the assets and liabilities of each series of the Investing Party are separate and distinct and that the obligations of or arising out of this Agreement with respect to the series of the Investing Party are several and not joint.

7.	Miscellaneous.

(a)	With the exception of Schedule A, which may be amended from time to time by the Investing Party upon written notice to the iShares Funds, and the contact information listed in Section 5, which may be changed from time to time by either party upon written notice to the other party, the parties may amend this Agreement only by a written agreement signed by the party against whom enforcement of the amendment is sought.

(b)	If any provision of this Agreement is determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement remain in full force and effect, if the essential terms and conditions of this Agreement for both parties remain valid, legal and enforceable.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

The Investing Party on behalf of each of the Investing Funds listed on Schedule A, severally and not jointly.

Nicholas Palmerino
Print Name of Authorized Signer	Signature

Date: 5/14/2015

iSHARES TRUST, iSHARES U.S. ETF TRUST, iSHARES INC., iSHARES U.S. ETF COMPANY, INC. and iSHARES SOVEREIGN SCREENED GLOBAL BOND FUND, INC. on behalf of each of its series

Jack Gee Managing Director
Print Name of Authorized Signer	Signature

Date: 05/14/2015

20150409

SCHEDULE A

List of Funds – Investing Funds

MML Asset Momentum Fund

SCHEDULE B

iShares Order and Related Notice of Application

In this Schedule:

• iShares Order dated March 10, 2010

• Notice of Application dated February 16, 2010
[as published in LEXIS]

In the Matter of iShares Trust, iShares, Inc., c/o State Street Bank and Trust Company, 200 Clarendon Street, Boston, MA 02116; BlackRock Fund Advisors, 400 Howard Street, San Francisco, CA 94105; BlackRock Advisors, LLC, BlackRock Capital Management, Inc., BlackRock Institutional Management Corporation, 100 Bellevue Parkway, Wilmington, DE 19809; BlackRock Financial Management, Inc., 55 East 52nd Street, New York, NY 10055; BlackRock International Limited, 40 Torpichen Street, Edinburgh EH3 8JB, United Kingdom; BlackRock Investment Management, LLC, 800 Scudders Mill

Road, Plansboro, NJ 08536

812-13570

SECURITIES AND EXCHANGE COMMISSION

INVESTMENT COMPANY ACT OF 1940 Release No. 29172

2010 SEC LEXIS 688

March 10, 2010

ACTION:

ORDER UNDER SECTION 12(d)(l)(J) OF THE INVESTMENT COMPANY ACT OF 1940

TEXT: iShares Trust, iShares, Inc., BlackRock Fund Advisors, BlackRock Advisors, LLC, BlackRock Capital Management, Inc., BlackRock Institutional Management Corporation, BlackRock Financial Management, Inc., BlackRock- Intemational Limited, and BlackRock Investment Management, LLC filed an application on August 29, 2008, and amendments to the application on February 27, 2009, October 14, 2009, January 25, 2010, and February 26, 2010. The application requested an order (“Order”) to amend a prior order under section 12(d)(l)(J) of the Investment Company Act of 1940 (“Act”) for an exemption from sections 12(d)(1)(A) and 12(d)(1)(B) of the Act (“Original Order”).1

The Original Order permits certain registered open-end management investment companies (“Investing Management Companies”) and unit investment trusts (“Investing UITs, [*2] collectively with Investing Management Companies, “Investing Funds”) to acquire shares of other registered open-end management investment companies and unit investment trusts (“UITs”) that operate as exchange-traded funds (“ETFs”) and are outside the same group of investment companies as the Investing Funds. The Order modifies certain conditions of the Original Order to permit: (a) Investing Management Companies that are subadvised by an investment adviser to such ETFs (or an affiliated person of the investment adviser) to acquire shares of the ETFs, and (b) Investing Funds to acquire shares of a series of iShares Trust that carries out its investment strategies by investing in a wholly owned subsidiary.

On February 16, 2010, a notice of the filing of the application was issued (Investment Company Act Release No. 29129). The notice gave interested persons an opportunity to request a hearing and stated that an order disposing of the application would be issued unless a hearing was ordered. No request for a hearing has been filed, and the Commission has not ordered a hearing.

The matter has been considered and it is found, on the basis [*3] of the information set forth in the application, as amended, that granting the requested exemption is consistent with the public interest and the protection of investors.

Accordingly, in the matter of iShares Trust, et al. (File No. 812-13570), IT IS ORDERED, under section 12(d)(l)(J) of the Act, that the requested exemption from sections 12(d)(1)(A) and (B) of the Act is granted, effective immediately, subject to the conditions contained in the application, as amended.

For the Commission, by the Division of Investment Management, under delegated authority.

[1]	iShares Trust, et al., Investment Company Act Release Nos. 25969 (Mar. 21, 2003) (notice) and 26006 (Apr. 15, 2003) (order).

iShares Trust, et al.; Notice of Application

812-13570

SECURITIES AND EXCHANGE COMMISSION

Release No. IC-29129

2010 SEC LEXIS 400

February 16, 2010

ACTION:

Notice of application to amend a prior order under section 12(d)(l)(J) of the Investment Company Act of 1940 (“Act”) for an exemption from sections 12(d)(1)(A) and (B) of the Act.

TEXT: Summary of Application: Applicants request an order (“Order”) to amend an existing order that permits certain registered open-end management investment companies (“Investing Management Companies”) and unit investment trusts (“Investing UITs,” collectively with Investing Management Companies, “Investing Funds”) to acquire shares of other registered open-end management investment companies and unit investment trusts (“UITs”) that operate as exchange-traded funds (“ETFs”) and are outside the same group of investment companies as the Investing Funds (“Original Order”).1 nl The Order would modify certain conditions of the Original Order to permit: (a) Investing Management Companies that are subadvised by an investment adviser to such ETFs (or an affiliated person of the investment adviser) to acquire shares of the ETFs, and (b) Investing Funds to acquire shares of a series of iShares Trust that carries out its investment strategies by investing in a wholly owned subsidiary.

Applicants: iShares Trust (“Trust”), iShares, Inc. (“Corporation”), BlackRock Fund Advisors (“BFA”), BlackRock Advisors, LLC, BlackRock Capital Management, Inc., BlackRock Institutional Management Corporation, BlackRock Financial Management, Inc., BlackRock International Limited, and BlackRock Investment Management, LLC (collectively with BFA, “BlackRock Advisers”).

Filing Dates: The application was filed on August 29, 2008 and amended on February 27, 2009, October 14, 2009, and January 25, 2010. Applicants have agreed to file an amendment during the notice period, the substance of which is reflected in this notice.

Hearing or Notification of Hearing: An order granting the application will be issued unless the Commission orders a hearing. Interested persons may request a hearing by writing to the Commission’s Secretary and serving applicants with a copy of the request, personally or by mail. Hearing requests should be received by the Commission by 5:30 p.m. March 9, 2010, and should be accompanied by proof of service on applicants, in the form of an affidavit, or for lawyers, a certificate of service. Hearing requests should state the nature of the writer’s interest, the reason for the request, and the issues contested. Persons who wish to be notified of a hearing may request notification by writing to the Commission’s Secretary.

Addresses: Secretary, U.S. Securities and Exchange Commission, 100 F Street, NE, Washington, DC 20549-1090; Applicants: Trust and Corporation, c/o State Street Bank and Trust Company, 200 Clarendon Street, Boston, MA 02116; BFA, 400 Howard Street, San Francisco, CA 94105; BlackRock Advisors, LLC, BlackRock Capital Management, Inc., and BlackRock Institutional Management Corporation, 100 Bellevue Parkway, Wilmington, DE 19809; BlackRock Financial Management, Inc., 55 East 52nd Street, New York, NY 10055; BlackRock International Limited, 40 Torpichen Street, Edinburgh EH3 8JB, United Kingdom; BlackRock Investment Management, LLC, 800 Scudders Mill Road, Plainsboro, NJ 08536.

[1]	iShares Trust, et al., Investment Company Act Release Nos. 25969 (Mar. 21, 2003) (notice) and 26006 (Apr. 15, 2003) (order).

2010 SEC LEXIS 400,*

For Further Information, Contact: Courtney S. Thornton, Senior Counsel, at (202) 551-6812, or Mary Kay Frech, Branch Chief, at (202) 551-6821 (Division of Investment Management, Office of Investment Company Regulation).

Supplementary Information: The following is a summary of the application. The complete application may be obtained via the Commission’s Web site by searching for the file number, or for an applicant using the Company name box, at http://www.sec.gov/search/search.htm, or by calling (202) 551-8090.

Applicants’ Representations

1. The Trust is a Delaware statutory trust registered under the Act as an open-end management investment company. The Corporation is a Maryland corporation registered under the Act as an open-end management investment company. Each of the Trust and the Corporation is organized as a series fund with multiple series that operate as ETFs.

2. BFA is a California corporation registered as an investment adviser under the Investment Advisers Act of 1940 (“Advisers Act”) and serves as investment adviser to each series of the Trust and the Corporation. Each of BlackRock Advisors, LLC (a Delaware limited liability company), BlackRock Capital Management, Inc. (a Delaware corporation), BlackRock Institutional Management Corporation (a Delaware corporation), BlackRock Financial Management, Inc. (a Delaware corporation), BlackRock International Limited (a United Kingdom corporation), and BlackRock Investment Management, LLC (a Delaware limited liability company) is registered under the Advisers Act. Each BlackRock Adviser is an indirect subsidiary of BlackRock, Inc.

3. Applicants request an Order under section 12(d)(l)(J) of the Act to amend the Original Order to exempt certain transactions involving the Trust and the Corporation from sections 12(d)(1)(A) and 12(d)(1)(B) of the Act. Specifically, applicants seek to expand the type of Investing Funds that may invest in series of the Trust or the Corporation beyond the limits of section 12(d)(1)(A) and (B) to include registered management investment companies or series thereof that are subadvised (as provided in section 2(a)(20)(B) of the Act) by BFA, a BlackRock Adviser, or any investment adviser that controls, is controlled by or under common control with a BlackRock Adviser (“BlackRock Adviser Affiliate”) but are not part of the same “group of investment companies” as the Trust or the Corporation within the meaning of section l2(d)(l)(G)(ii) of the Act (each a “BlackRock Subadvised Fund”).2 Applicants request that the relief from section 12(d)(1)(B) apply to the Trust, the Corporation, and each open-end management investment company or UIT (or separate series thereof, as applicable) registered under the Act that operates as an ETF, is currently or subsequently a part of the same group of investment companies as the Trust or the Corporation, and is advised or sponsored by a BlackRock Adviser or a BlackRock Adviser Affiliate,3 as well as any broker-dealer registered under the Securities Exchange Act of 1934 (“Broker”) selling shares of an iShares Fund to an Investing Fund.

4. Applicants also seek to permit Investing Funds (including BlackRock Subadvised Funds) to acquire shares of the iShares S&P India Nifty 50 Index Fund (“India Fund”) and other iShares Funds that operate in a manner substantially similar to the India Fund (“Future Funds”) in reliance on the Order. The India Fund is an iShares Fund that carries out its investment strategies by investing in a wholly owned subsidiary in the Republic of Mauritius (“India Subsidiary”) in excess of the limits contained in section 12(d)(1)(A) of the Act in reliance on certain no-action positions of the staff of the Commission.4 The India Fund operates through the India Subsidiary (both of which are advised by BFA) in order to take advantage of favorable tax treatment by the Indian government pursuant to a current taxation treaty between India and Mauritius. Specifically, the India Fund invests substantially all of its assets in the India Subsidiary, which, in turn, invests at least 80% of its assets in securities that comprise the S&P CNX Nifty Index (“Underlying Index”) and depositary receipts representing securities of the Underlying Index. The India Fund operates, and any Future Fund will

[2]	An Investing Management Company will be advised by an investment adviser within the meaning of section 2(a)(20)(A) of the Act (“Advisor”) and may be advised by one or more other investment advisers within the meaning of section 2(a)(20)(B)) of the Act (each, a “Subadviser”). An Investing Trust will have a sponsor (“Sponsor”) and a trustee (“Trustee”).

[3]	Such open-end ETFs are referred to herein as “Open-end iShares Funds”; such UIT ETFs are referred to herein as “UIT iShares Funds.” Open-end iShares Funds and UIT iShares Funds are collectively referred to as “iShares Funds.” An “iShares Fund Affiliate” is any investment adviser, sponsor, promoter, or principal underwriter of an iShares Fund, and any person controlling, controlled by, or under common control with any of those entities.

[4]	See, e.g., South Asia Portfolio, SEC No-Action Letter (Mar. 12, 1997).

2010 SEC LEXIS 400, *

operate, pursuant to the terms and conditions required under the Prior Orders (as defined below) received by one or more of the applicants that permit certain iShares Funds to operate as ETFs.5

5. In addition to extending the exemptive relief granted in the Original Order, the Order would replace certain conditions in the Original Order with the amended and restated conditions set out below to reflect the possibility of a BlackRock Adviser or a BlackRock Adviser Affiliate serving as a Subadviser to a BlackRock Subadvised Fund, to permit Investing Funds to acquire shares of the India Fund and any Future Fund, and to update the conditions in certain other respects.

6. For example, condition 1 would amend condition 1 of the Original Order by specifying that neither the members of an Investing Fund’s Advisory Group6 nor the members of an Investing Fund’s Subadvisory Group.7 will control, individually or in the aggregate, an iShares Fund within the meaning of section 2(a)(9) of the Act. Amended condition 1 would not apply to the Investing Fund’s Subadvisory Group with respect to an iShares Fund for which the Investing Fund’s Subadviser, or a person controlling, controlled by, or under common control with the Investing Fund’s Subadviser, acts as the investment adviser within the meaning of section 2(a)(20) of the Act of an Open-end iShares Fund or as the sponsor of a UIT iShares Fund.

7. In addition, condition 4 would amend condition 4 of the Original Order by requiring the evaluation by the board of directors/trustees of an Open-end iShares Fund (“Board”) of any consideration paid by the Open-end iShares Fund to an Investing Fund or an investment adviser, sponsor, promoter or principal underwriter of the Investing Fund, or any person controlling, controlled by, or under common control with any of those entities (each, an “Investing Fund Affiliate”) in connection with any services or transactions, except for any services or transactions between an Open-end iShares Fund and its investment adviser(s), or any person controlling, controlled by, or under common control with such investment adviser(s).

8. The Order would amend condition 6 to reflect the possibility of a BlackRock Adviser or a BlackRock Adviser Affiliate serving as Subadviser to a BlackRock Subadvised Fund by providing that no Investing Fund or Investing Fund Affiliate (except to the extent the Investing Fund Affiliate is acting in its capacity as an investment adviser to an Open-end iShares Fund or sponsor to a UIT iShares Fund) will cause an iShares Fund to purchase a security in any offering of securities during the existence of an underwriting or selling syndicate of which a principal underwriter is an Underwriting Affiliate (as defined below) (an “Affiliated Underwriting”).8

[5]	Barclays Global Fund Advisors, et al., Investment Company Act Released No. 25622 (Jun. 25, 2002), as subsequently amended by iShares Trust, et al., Investment Company Act Release No. 26006 (Apr. 15, 2003), Barclays Global Fund Advisors, et al., Investment Company Act Release No. 26175 (Sep. 8, 2003), and Barclays Global Fund Advisors, et al., Investment Company Act Release No. 27417 (Jun. 23, 2006) (as amended, the “Prior Fixed Income Order”). Barclays Global Fund Advisors, et al., Investment Company Act Release No. 24452 (May 12, 2000), iShares Trust, et al., Investment Company Act Release No. 25111 (Aug. 15, 2001), and iShares, Inc., et al., Investment Company Act Release No. 25215 (Oct. 18, 2001), each order as amended by iShares, Inc., et al., Investment Company Act Release No. 25623 (Jun. 25, 2002), iShares Trust, et al., Investment Company Act Release No. 26006 (Apr. 15, 2003), and Barclays Global Fund Advisors, Investment Company Act Release No. 26626 (Oct. 5, 2004) (collectively and as amended, “Prior Foreign Equity Orders”). Barclays Global Fund Advisors, et al., Investment Company Act Release No. 24451 (May 12, 2000), as amended by iShares, Inc., et al., Investment Company Act Release No. 25623 (Jun. 25, 2002) and iShares Trust, et al., Investment Company Act Release No. 26006 (Apr. 15, 2003) (as amended, “Prior Domestic Equity Order”). The Prior Fixed Income Order, Prior Foreign Equity Orders, and Prior Domestic Equity Order were amended by Barclays Global Fund Advisors, et al., Investment Company Act Release No. 27661 (Jan. 17, 2007) (collectively, the “Prior Orders”).

[6]	An Investing Fund’s Advisory Group is defined as an Advisor, Sponsor, any person controlling, controlled by, or under common control with an Advisor or Sponsor, and any investment company and any issuer that would be an investment company but for sections 3(c)(1) or 3(c)(7) of the Act that is advised by an Advisor or sponsored by a Sponsor, or any person controlling, controlled by, or under common control with an Advisor or Sponsor.

[7]	An Investing Fund’s Subadvisory Group is defined as a Subadviser, any person controlling, controlled by, or under common control with a Subadviser, and any investment company and any issuer that would be an investment company but for sections 3(c)(1) or 3(c)(7) of the Act (or portion of such investment company or issuer) advised or sponsored by a Subadviser or any person controlling, controlled by, or under common control with a Subadviser.

[8]	An “Underwriting Affiliate” is a principal underwriter in any underwriting or selling syndicate that is an officer, director, member of an advisory board, investment adviser, investment subadviser, employee or sponsor of the Investing Fund, or a person of which any such officer, director, member of an advisory board, investment adviser, investment subadviser, employee or sponsor is an affiliated person. An Underwriting Affiliate does not include any person whose relationship to the iShares Fund is covered by section 10(f) of the Act.

2010 SEC LEXIS 400,*

9. The Order would amend condition 12 to permit Investing Funds to purchase shares of the India Fund by providing that no iShares Fund in which an Investing Fund will invest pursuant to the Order will acquire securities of any other investment company or company relying on section 3(c)(1) or 3(c)(7) of the Act in excess of the limits contained in section 12(d)(1)(A) of the Act, other than the India Subsidiary or any similar wholly owned subsidiary of a Future Fund, and except to the extent permitted by rule 12dl-l under the Act or an exemptive order that allows the iShares Fund to purchase shares of a money market fund for short term cash management purposes.

10. Applicants state that the iShares Funds will operate in a manner identical to the operation of the iShares Funds under the Original Order, except as specifically noted by applicants, and will comply with all of the terms, provisions, and conditions of the Original Order, as amended by the present application.9 Applicants believe that the requested relief continues to meet the necessary exemptive standards.

Applicants’ Legal Analysis

1. Section 12(d)(1)(A) of the Act prohibits a registered investment company from acquiring shares of an investment company if the securities represent more than 3% of the total outstanding voting stock of the acquired company, more than 5% of the total assets of the acquiring company, or, together with the securities of any other investment companies, more than 10% of the total assets of the acquiring company. Section 12(d)(1)(B) of the Act prohibits a registered open-end investment company, its principal underwriter, or any Broker from selling its shares to another investment company if the sale will cause the acquiring company to own more than 3% of the acquired company’s voting stock, or if the sale will cause more than 10% of the acquired company’s voting stock to be owned by investment companies generally.

2. Section 12(d)(l)(J) of the Act provides that the Commission may exempt any person, security, or transaction, or any class or classes of persons, securities or transactions, from any provision of section 12(d)(1) if the exemption is consistent with the public interest and the protection of investors. Applicants seek an exemption under section 12(d)(l)(J) to permit (a) the Investing Funds, including the BlackRock Subadvised Funds, to acquire shares of the iShares Funds, (b) the Investing Funds to acquire shares of the India Fund and any Future Fund, and (c) the iShares Funds, any principal underwriter for the iShares Funds, and any Broker to sell shares of the iShares Funds, including shares of the India Fund, to the Investing Funds beyond the limits set forth in sections 12(d)(1)(A) and (B).

3. Applicants state that the proposed arrangements and conditions will adequately address the policy concerns underlying sections 12(d)(1)(A) and (B), which include concerns about undue influence by a fund of funds over underlying funds, excessive layering of fees, and overly complex fund structures. Accordingly, for the reasons set forth in the application and in the application for the Original Order, applicants believe that the requested exemptions are consistent with the public interest and the protection of investors.

Applicants’ Conditions

Applicants agree that any Order granting the requested relief will be subject to the following conditions, which will supersede the conditions to the Original Order:

[9]	The Original Order also grants exemptive relief from section 17(a) of the Act to permit certain transactions involving the Trust and the Corporation and Investing Funds. Applicants are not requesting any further exemptive relief from section 17(a) in this application and do not seek to amend the portion of the Original Order that relates to the relief granted from section 17(a). As a result, the Order will not permit a BlackRock Subadvised Fund that might be deemed to be an affiliated person of an iShares Fund, or an affiliated person of such a person, because it is subadvised by a BlackRock Adviser or a BlackRock Adviser Affiliate, to engage in a transaction with an iShares Fund that is prohibited by section 17(a). The Original Order will continue to provide an exemption from section 17(a) for transactions involving an Investing Fund that is not a BlackRock Subadvised Fund and the India Fund.

2010 SEC LEXIS 400,*

1. The members of an Investing Fund’s Advisory Group will not control (individually or in the aggregate) an iShares Fund within the meaning of section 2(a)(9) of the Act. The members of an Investing Fund’s Subadvisory Group will not control (individually or in the aggregate) an iShares Fund within the meaning of section 2(a)(9) of the Act. If, as a result of a decrease in the outstanding voting securities of an iShares Fund, an Investing Fund’s Advisory Group or an Investing Fund’s Subadvisory Group, each in the aggregate, becomes a holder of more than 25 percent of the outstanding voting securities of an iShares Fund, it will vote its shares of the iShares Fund in the same proportion as the vote of all other holders of the iShares Fund’s shares. This condition does not apply to the Investing Fund’s Subadvisory Group with respect to an iShares Fund for which the Investing Fund’s Subadviser, or a person controlling, controlled by, or under common control with the Investing Fund’s Subadviser, acts as the investment adviser within the meaning of section 2(a)(20)(A) of the Act (in the case of an Open-end iShares Fund) or as the sponsor (in the case of a UIT iShares Fund) of the iShares Fund.

2. An Investing Fund or Investing Fund Affiliate will not cause any existing or potential investment by the Investing Fund in an iShares Fund to influence the terms of any services or transactions between the Investing Fund or Investing Fund Affiliate and the iShares Fund or iShares Fund Affiliate.

3. The board of directors or trustees of an Investing Management Company, including a majority of the disinterested directors or trustees, will adopt procedures reasonably designed to assure that the Investing Management Company’s Advisor(s) and Subadviser(s), if applicable, are conducting the investment program of the Investing Management Company without taking into account any consideration received by the Investing Management Company or an Investing Fund Affiliate from an iShares Fund or an iShares Fund Affiliate in connection with any services or transactions.

4. Once an investment by an Investing Fund in the securities of an Open-end iShares Fund exceeds the limits in section 12(d)(l)(A)(i) of the Act, the Board, including a majority of the disinterested Board members, will determine that any consideration paid by an Open-end iShares Fund to an Investing Fund or an Investing Fund Affiliate in connection with any services or transactions: (i) is fair and reasonable in relation to the nature and quality of the services and benefits received by the Open-end iShares Fund; (ii) is within the range of consideration that the Open-end iShares Fund would be required to pay to another unaffiliated entity in connection with the same services or transactions; and (iii) does not involve overreaching on the part of any person concerned. This condition does not apply with respect to any services or transactions between an Open-end iShares Fund and its investment adviser(s), or any person controlling, controlled by, or under common control with such investment adviser(s).

5. The Advisor, Trustee or Sponsor, as applicable, will waive fees otherwise payable to it by the Investing Fund in an amount at least equal to any compensation (including fees received pursuant to any plan adopted by an Open-end iShares Fund under rule 12b-1 under the Act) received from an iShares Fund by the Advisor, Trustee or Sponsor, or an affiliated person of the Advisor, Trustee, or Sponsor, other than any advisory fees paid to the Advisor, Trustee or Sponsor, or its affiliated person by the iShares Fund, in connection with any investment by the Investing Fund in the iShares Fund. Any Subadviser will waive fees otherwise payable to the Subadviser, directly or indirectly, by the Investing Management Company in an amount at least equal to any compensation received from an iShares Fund by the Subadviser, or an affiliated person of the Subadviser, other than any advisory fees paid to the Subadviser or its affiliated person by the iShares Fund, in connection with any investment by the Investing Management Company in the iShares Fund made at the direction of the Subadviser. In the event that the Subadviser waives fees, the benefit of the waiver will be passed through to the Investing Management Company.

6. No Investing Fund or Investing Fund Affiliate (except to the extent the Investing Fund Affiliate is acting in its capacity as an investment adviser to an Open-end iShares Fund or sponsor to a UIT iShares Fund) will cause an iShares Fund to purchase a security in any Affiliated Underwriting.

7. The Board, including a majority of the disinterested Board members, will adopt procedures reasonably designed to monitor any purchases of securities by an Open-end iShares Fund in an Affiliated Underwriting once an investment by an Investing Fund in the securities of an Open-end iShares Fund exceeds the limit of section 12(d)(1)(A)(i) of the Act, including any purchases made directly from an Underwriting Affiliate. The Board will review these purchases periodically, but no less frequently than annually, to determine whether the purchases were influenced by the investment by the Investing Fund in an Open-end iShares Fund. The Board will consider, among other things: (i) whether or not the purchases were consistent with the investment objectives and policies of the Open-end iShares Fund; (ii) how the performance

2010 SEC LEXIS 400,*

of securities purchased in an Affiliated Underwriting compares to the performance of comparable securities purchased during a comparable period of time in underwritings other than Affiliated Underwritings or to a benchmark such as a comparable market index; and (iii) whether the amount of securities purchased by the Open-end iShares Fund in Affiliated Underwritings and the amount purchased directly from an Underwriting Affiliate have changed significantly from prior years. The Board will take any appropriate actions based on its review, including, if appropriate, the institution of procedures designed to assure that purchases of securities in Affiliated Underwritings are in the best interest of shareholders.

8. Each Open-end iShares Fund will maintain and preserve permanently in an easily accessible place a written copy of the procedures described in the preceding condition, and any modifications to such procedures, and will maintain and preserve for a period of not less than six years from the end of the fiscal year in which any purchase in an Affiliated Underwriting occurred, the first two years in an easily accessible place, a written record of each purchase of securities in Affiliated Underwritings once an investment by an Investing Fund in the securities of the Open-end iShares Fund exceeds the limit of section 12(d)(l)(A)(i) of the Act, setting forth from whom the securities were acquired, the identity of the underwriting syndicate’s members, the terms of the purchase, and the information or materials upon which the Board’s determinations were made.

9. Before investing in an iShares Fund in excess of the limits in section 12(d)(1)(A), each Investing Fund and the iShares Fund will execute an agreement stating, without limitation, that their respective board of directors or trustees and their respective investment advisers, or their respective sponsors or trustees, as applicable, understand the terms and conditions of the order, and agree to fulfill their responsibilities under the order. At the time of its investment in shares of an Open-end iShares Fund in excess of the limit in section 12(d)(l)(A)(i), an Investing Fund will notify the Open-end iShares Fund of the investment. At such time, the Investing Fund will also transmit to the Open-end iShares Fund a list of the names of each Investing Fund Affiliate and Underwriting Affiliate. The Investing Fund will notify the Open-end iShares Fund of any changes to the list of the names as soon as reasonably practicable after a change occurs. The iShares Fund and the Investing Fund will maintain and preserve a copy of the order, the agreement, and, in the case of an Open-end iShares Fund, the list with any updated information for the duration of the investment and for a period of not less than six years thereafter, the first two years in an easily accessible place.

10. Before approving any advisory contract under section 15 of the Act, the board of directors or trustees of each Investing Management Company, including a majority of the disinterested directors or trustees, will find that the advisory fees charged under such contract are based on services provided that will be in addition to, rather than duplicative of, the services provided under any advisory contracts of any Open-end iShares Fund in which the Investing Management Company may invest. These findings and their basis will be recorded fully in the minute books of the appropriate Investing Management Company.

11. Any sales charges and/or service fees charged with respect to shares of an Investing Fund will not exceed the limits applicable to a fund of funds as set forth in NASD Conduct Rule 2830.

12. No iShares Fund in which an Investing Fund will invest pursuant to the Order will acquire securities of any other investment company or company relying on section 3(c)(1) or 3(c)(7) ofthe Act in excess of the limits contained in section 12(d)(1)(A) of the Act, other than the India Subsidiary or any similar wholly-owned subsidiary, and except to the extent permitted by rule 12dl-l under the Act or an exemptive order that allows the iShares Fund to purchase shares of a money market fund for short-term cash management purposes.

For the Commission, by the Division of Investment Management, pursuant to delegated authority.